Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2022 Employee Stock Purchase Plan of TechTarget, Inc. of our report dated February 28, 2022, with respect to the consolidated financial statements and effectiveness of TechTarget’s internal control over financial reporting included in its Annual Report (Form 10-K) for the years ended December 31, 2021 and 2020 filed with the Securities and Exchange Commission.

/s/ Stowe & Degon, LLC

Westborough, MA

June 24, 2022